                                                                   EXHIBIT 99.6



                           EXCEL SWITCHING CORPORATION


                        CONSOLIDATED FINANCIAL STATEMENTS
                  AS OF DECEMBER 27, 1997 AND DECEMBER 31, 1998
                         TOGETHER WITH AUDITORS' REPORT

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS ON
                        CONSOLIDATED FINANCIAL STATEMENTS



To Excel Switching Corporation:

We have audited the accompanying consolidated balance sheets of Excel Switching Corporation (a Massachusetts corporation) and subsidiaries as of December 27, 1997 and December 31, 1998, and the related consolidated statements of income, stockholders' equity and comprehensive income and cash flows for each of the three years in the period then ended. The consolidated financial statements give retroactive effect to the merger with RAScom, Inc. and subsidiary (RAScom) on May 10, 1999, which has been accounted for as a pooling of interests, as described in Note 1. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Excel Switching Corporation and subsidiaries as of December 27, 1997 and December 31, 1998, and the results of their operations and their cash flows for each of the three years in the period then ended, after giving retroactive effect to the merger with RAScom, as described in Note 1, all in conformity with generally accepted accounting principles.


                                                            ARTHUR ANDERSEN LLP




Boston, Massachusetts
May 24, 1999 (except with respect to the matters discussed in Note 16 as to which the date is August 17, 1999)

                           EXCEL SWITCHING CORPORATION

                           CONSOLIDATED BALANCE SHEETS
                 (in thousands, except share and per share data)


                                     ASSETS
                                                                   December 27,   December 31,  March 31,
                                                                       1997           1998         1999
                                                                                                (Unaudited)
CURRENT ASSETS:
   Cash and cash equivalents                                        $  55,499     $  64,877     $  59,447
   Marketable securities                                               66,929        55,579        66,965
   Accounts receivable, net of reserves of $1,420, $2,228 and
   $   2,728 in 1997, 1998 and 1999, respectively                      14,454        31,425        36,608
   Inventories                                                          5,285         6,800        10,565
   Prepaid taxes                                                          122          --            --
   Deferred tax asset                                                   6,141         8,534         8,503
   Other current assets                                                 1,402         2,325         4,576
                                                                    ---------     ---------     ---------

         Total current assets                                         149,832       169,540       186,664

PROPERTY AND EQUIPMENT, NET                                            11,063        19,753        21,997

DEFERRED TAX ASSET                                                      2,926         7,642        11,221

INTANGIBLE ASSETS, NET OF ACCUMULATED AMORTIZATION                       --           9,702         9,360

OTHER ASSETS                                                             --             766         1,480
                                                                    ---------     ---------     ---------


                                                                    $ 163,821     $ 207,403     $ 230,722
                                                                    ---------     ---------     ---------
                                                                    ---------     ---------     ---------


                      LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
   Current maturities of long-term obligations                      $   4,412     $   3,408     $   4,262
   Accounts payable                                                     4,881         4,922         9,969
   Accrued expenses                                                    12,758        20,135        17,401
   Accrued income taxes                                                 3,606         6,052         8,223
   Deferred revenue                                                      --           1,047         1,481
   Recourse obligation related to lease financing program                --            --           8,495
                                                                    ---------     ---------     ---------

         Total current liabilities                                     25,657        35,564        49,831

DEFERRED INCOME TAXES                                                    --            --            --

LONG-TERM OBLIGATIONS, LESS CURRENT MATURITIES                            307         4,858         3,958

COMMITMENTS (Note 13)

REDEEMABLE CONVERTIBLE PREFERRED STOCK, AT REDEMPTION VALUE-
     Authorized--10,696,402 shares
     Issued and outstanding--10,696,402 shares at December 27,
       1997, December 31, 1998 and March 31, 1999                      18,797        20,315        20,719

STOCKHOLDERS' EQUITY:
   Preferred stock, $.01 par value-
     Authorized--10,000,000 shares; no shares issued and
     outstanding                                                         --            --            --
   Common stock, $.01 par value-
     Authorized--100,000,000 shares
     Issued and outstanding--32,777,698, 34,218,309 and
       34,665,766 shares at December 27, 1997, December 31, 1998
       and March 31, 1999, respectively                                   328           342           347
   Additional paid-in capital                                          88,154       102,165       106,750
   Deferred compensation                                                 (491)         (747)         (700)
   Accumulated other comprehensive income                                 (38)          143           (12)
   Retained earnings                                                   31,107        44,763        49,829
                                                                    ---------     ---------     ---------

         Total stockholders' equity                                   119,060       146,666       156,214
                                                                    ---------     ---------     ---------


                                                                     $163,821      $207,403      $230,722
                                                                    ---------     ---------     ---------
                                                                    ---------     ---------     ---------



              THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE
                       CONSOLIDATED FINANCIAL STATEMENTS.

                           EXCEL SWITCHING CORPORATION

                        CONSOLIDATED STATEMENTS OF INCOME
                      (in thousands, except per share data)



                                              Fiscal Years Ended                   Three Months Ended
                                    ---------------------------------------      --------------------
                                    December 28,  December 27,  December 31,     March 28,     March 31,
                                        1996          1997         1998           1998           1999
                                                                                      (Unaudited)

REVENUES                              $62,265       $91,623      $129,339          $27,105       $37,340

COST OF REVENUES                       24,552        29,043        41,754            9,122        12,217
                                    ---------     ---------     ---------        ---------     ---------

         Gross profit                  37,713        62,580        87,585           17,983        25,123
                                    ---------     ---------     ---------        ---------     ---------

OPERATING EXPENSES:
   Engineering, research and
     development                       12,346        16,061        26,363            5,540         8,522
   Selling and marketing                7,939        14,797        20,872            5,041         5,696
   General and administrative           6,967         9,139        12,755            2,908         3,508
   Acquired in-process research
     and development                       --            --         7,459               --            --
                                    ---------     ---------     ---------        ---------     ---------

         Total operating expenses      27,252        39,997        67,449           13,489        17,726
                                    ---------     ---------     ---------        ---------     ---------

         Income from operations        10,461        22,583        20,136            4,494         7,397

OTHER INCOME (EXPENSE):
   Interest income and other
     expense, net                         223         2,040         6,576            1,728         1,342
   Interest expense                      (517)         (464)         (324)             (11)         (134)
                                    ---------     ---------     ---------        ---------     ---------

         Total other income
         (expense)                       (294)        1,576         6,252            1,717         1,208
                                    ---------     ---------     ---------        ---------     ---------

         Income before provision
         for income taxes              10,167        24,159        26,388            6,211         8,605

PROVISION FOR INCOME TAXES              4,077         9,425        11,214            2,341         3,135
                                    ---------     ---------     ---------        ---------     ---------
NET INCOME                          $   6,090     $  14,734     $  15,174        $   3,870     $   5,470
                                    ---------     ---------     ---------        ---------     ---------
                                    ---------     ---------     ---------        ---------     ---------
PREFERRED STOCK DIVIDENDS           $     263     $     903     $   1,518        $     379     $     404
                                    ---------     ---------     ---------        ---------     ---------
                                    ---------     ---------     ---------        ---------     ---------
NET INCOME AVAILABLE TO COMMON
STOCKHOLDERS                        $   5,827     $  13,831     $  13,656        $   3,491     $   5,066
                                    ---------     ---------     ---------        ---------     ---------
                                    ---------     ---------     ---------        ---------     ---------
BASIC EARNINGS PER SHARE            $     .21     $     .48     $     .41        $     .11     $     .15
                                    ---------     ---------     ---------        ---------     ---------
                                    ---------     ---------     ---------        ---------     ---------
DILUTED EARNINGS PER SHARE          $     .18     $     .42     $     .38        $     .10     $     .13
                                    ---------     ---------     ---------        ---------     ---------
                                    ---------     ---------     ---------        ---------     ---------
BASIC WEIGHTED AVERAGE SHARES
OUTSTANDING                            28,253        28,939        33,406           32,832        34,476
                                    ---------     ---------     ---------        ---------     ---------
                                    ---------     ---------     ---------        ---------     ---------
DILUTED WEIGHTED AVERAGE SHARES
OUTSTANDING                            33,025        35,101        40,313           39,983        41,118
                                    ---------     ---------     ---------        ---------     ---------
                                    ---------     ---------     ---------        ---------     ---------


              THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE
                       CONSOLIDATED FINANCIAL STATEMENTS.

                           EXCEL SWITCHING CORPORATION

       CONSOLIDATED STATEMENTS OF REDEEMABLE CONVERTIBLE PREFERRED STOCK,
                  STOCKHOLDERS' EQUITY AND COMPREHENSIVE INCOME
                        (in thousands, except share data)



                                                       Redeemable Convertible
                                                           Preferred Stock               Common Stock         Additional
                                                      Number of   Redemption       Number of     $.01 Par      Paid-in
                                                        Shares      Amount          Shares         Value        Capital

BALANCE, DECEMBER 31, 1995                                   --          $--       28,089,600         $281         $667
  Issuance of common stock                                   --           --          178,000            2            2
  Issuance of preferred stock, net of issuance
    costs of approximately $99                        5,740,287        7,676               --           --           --
  Compensation expense associated with stock
    options                                                  --           --               --           --           --
  Forfeiture of stock options with deferred
    compensation                                             --           --               --           --          (20)
  Accretion of preferred stock dividends                     --          263               --           --           --
  Net income                                                 --           --               --           --           --
                                                     ----------   ----------       ----------   ----------   ----------

  Comprehensive income--1996

BALANCE, DECEMBER 28, 1996                            5,740,287        7,939       28,267,600          283          649
  Compensation expense associated with stock
    options                                                  --           --               --           --          424
  Exercise of stock options                                  --           --           10,098           --           20
  Proceeds of initial public offering of common
    stock, net of approximately $7,394 in issuance
    costs                                                    --           --        4,500,000           45       87,061
  Issuance of preferred stock, net of issuance
    costs of approximately $44                        4,956,115        9,955               --           --           --
  Accretion of preferred stock dividends                     --          903               --           --           --
  Unrealized loss on investments, net of $33 of
    taxes                                                    --           --               --           --           --
  Foreign currency translation adjustment                    --           --               --           --           --
  Net income                                                 --           --               --           --           --
                                                     ----------   ----------       ----------   ----------   ----------

  Comprehensive income--1997

BALANCE, DECEMBER 27, 1997                           10,696,402       18,797       32,777,698          328       88,154
  Compensation expense associated with stock
    options                                                  --           --               --           --          466
  Exercise of stock options                                  --           --        1,420,373           14        1,558
  Issuance of common stock under employee stock
    purchase plan                                            --           --           20,238           --          361
  Tax benefit from exercise of stock options                 --           --               --           --       11,626
  Accretion of preferred stock dividends                     --        1,518               --           --           --
  Foreign currency translation adjustment                    --           --               --           --           --
  Unrealized gain on investments, net of $51 of
    taxes                                                    --           --               --           --           --
  Net income                                                 --           --               --           --           --
                                                     ----------   ----------       ----------   ----------   ----------

  Comprehensive income--1998

BALANCE, DECEMBER 31, 1998                           10,696,402       20,315       34,218,309          342      102,165
  Compensation expense associated with stock
    options                                                  --           --               --           --           51
  Exercise of stock options                                  --           --          437,400            5          480
  Issuance of common stock under employee stock
    purchase plan                                            --           --           10,057           --          214
  Tax benefit from exercise of stock options                 --           --               --           --        3,840
  Accretion of preferred stock dividends                     --          404               --           --           --
  Foreign currency translation adjustment                    --           --               --           --           --
  Unrealized gain on investments, net of $93 of
    taxes                                                    --           --               --           --           --
  Net income                                                 --           --               --           --           --
                                                     ----------   ----------       ----------   ----------   ----------

  Comprehensive income--March 31, 1999


BALANCE, MARCH 31, 1999 (UNAUDITED)                  10,696,402      $20,719       34,665,766         $347     $106,750
                                                     ----------   ----------       ----------   ----------   ----------
                                                     ----------   ----------       ----------   ----------   ----------


              THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE
                       CONSOLIDATED FINANCIAL STATEMENTS.

                           EXCEL SWITCHING CORPORATION

       CONSOLIDATED STATEMENTS OF REDEEMABLE CONVERTIBLE PREFERRED STOCK,
                  STOCKHOLDERS' EQUITY AND COMPREHENSIVE INCOME
                        (in thousands, except share data)

                                   (Continued)

                                                                    Accumulated
                                                                       Other
                                                       Deferred     Comprehensive   Retained                  Comprehensive
                                                      Compensation    Income        Earnings       Total         Income

BALANCE, DECEMBER 31, 1995                                 $(272)  $         -        $11,449       $12,125            $-
  Issuance of common stock                                     -             -              -             4             -
  Issuance of preferred stock, net of issuance
    costs of approximately $99                                 -             -              -             -             -
  Compensation expense associated with stock
    options                                                   73             -              -            73             -
  Forfeiture of stock options with deferred
    compensation                                               7             -              -           (13)            -
  Accretion of preferred stock dividends                       -             -           (263)         (263)            -
  Net income                                                   -             -          6,090         6,090         6,090
                                                     -----------   -----------    -----------   -----------   -----------


  Comprehensive income--1996                                                                                        $6,090
                                                                                                               -----------
                                                                                                               -----------

BALANCE, DECEMBER 28, 1996                                  (192)            -         17,276        18,016
  Compensation expense associated with stock
    options                                                 (299)            -              -           125             -
  Exercise of stock options                                    -             -              -            20             -
  Proceeds of initial public offering of common
    stock, net of approximately $7,394 in issuance
    costs                                                      -             -              -        87,106             -
  Issuance of preferred stock, net of issuance
    costs of approximately $44                                 -             -              -             -             -
  Accretion of preferred stock dividends                       -             -           (903)         (903)            -
  Unrealized loss on investments, net of $33 of
    taxes                                                      -           (20)             -           (20)          (20)
  Foreign currency translation adjustment                      -           (18)             -           (18)          (18)
  Net income                                                   -             -         14,734        14,734        14,734
                                                     -----------   -----------    -----------   -----------   -----------


  Comprehensive income--1997                                                                                       $14,696
                                                                                                               -----------
                                                                                                               -----------

BALANCE, DECEMBER 27, 1997                                  (491)          (38)        31,107       119,060
  Compensation expense associated with stock
    options                                                 (256)            -              -           210             -
  Exercise of stock options                                    -             -              -         1,572             -
  Issuance of common stock under employee stock
    purchase plan                                              -             -              -           361             -
  Tax benefit from exercise of stock options                   -             -              -        11,626             -
  Accretion of preferred stock dividends                       -             -         (1,518)       (1,518)            -
  Foreign currency translation adjustment                      -            54              -            54            54
  Unrealized gain on investments, net of $51 of
    taxes                                                      -           127              -           127           127
  Net income                                                   -             -         15,174        15,174        15,174
                                                     -----------   -----------    -----------   -----------   -----------

  Comprehensive income--1998                                                                                       $15,355
                                                                                                               -----------
                                                                                                               -----------

BALANCE, DECEMBER 31, 1998                                  (747)          143         44,763       146,666
  Compensation expense associated with stock
    options                                                   47             -              -            98             -
  Exercise of stock options                                    -             -              -           485             -
  Issuance of common stock under employee stock
    purchase plan                                              -             -              -           214             -
  Tax benefit from exercise of stock options                   -             -              -         3,840             -
  Accretion of preferred stock dividends                       -             -           (404)         (404)            -
  Foreign currency translation adjustment                      -           (99)             -           (99)          (99)
  Unrealized gain on investments, net of $93 of
    taxes                                                      -           (56)             -           (56)          (56)
  Net income                                                   -             -          5,470         5,470         5,470
                                                     -----------   -----------    -----------   -----------   -----------

  Comprehensive income--March 31, 1999                                                                              $5,315
                                                                                                               -----------
                                                                                                               -----------

BALANCE, MARCH 31, 1999 (UNAUDITED)                        $(700)         $(12)       $49,829      $156,214
                                                     ------------  ------------   -----------   -----------
                                                     ------------  ------------   -----------   -----------



              THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE
                       CONSOLIDATED FINANCIAL STATEMENTS.

                           EXCEL SWITCHING CORPORATION

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (in thousands)

                                                                Fiscal Years Ended                     Three Months Ended
                                                      ----------------------------------------        --------------------
                                                      December 28,  December 27,   December 31,       March 28,   March 31,
                                                          1996          1997           1998             1998        1999
                                                                                                       (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income                                             $6,090       $14,734        $15,174            $3,870        $5,470
   Adjustments to reconcile net income to net cash
   provided by operating activities-
     Acquired in-process research and development              -             -          7,459
     Depreciation and amortization                         1,251         2,543          4,261               815         1,272
     Unrealized (loss) gain on investments                     -           (20)           127                18           (56)
     Deferred income taxes                                (4,463)       (4,098)        (7,553)           (1,339)       (3,548)
     Deferred revenue                                          -             -          1,000                 -           434
     Compensation expense associated with stock
       options                                                60           125            210                39            98
     Changes in assets and liabilities, net of
       acquisitions-
       Accounts receivable                                (2,210)       (3,935)       (16,639)           (1,163)       (5,183)
       Inventories                                          (409)        2,180         (1,394)             (947)       (3,765)
       Prepaid taxes                                         401          (122)           122               122             -
       Other current assets                                 (259)       (1,089)          (925)             (619)       (2,251)
       Accounts payable                                   (2,163)        2,676           (702)              786         5,047
       Accrued expenses                                    4,129         6,536          6,020             2,377        (2,734)
       Accrued income taxes                                2,350           959         13,792             1,005         6,011
                                                     -----------   -----------    -----------       -----------   -----------

         Net cash provided by operating activities         4,777        20,489         20,952             4,964           795
                                                     -----------   -----------    -----------       -----------   -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchases of property and equipment, net               (4,520)       (4,260)       (12,109)           (3,028)       (3,174)
   Purchases of marketable securities, net                     -       (66,929)        11,350              (430)      (11,386)
   Change in other assets                                     (8)            8           (754)                -          (714)
   Cash paid for acquisitions, net of cash acquired            -             -         (7,437)                -             -
                                                     -----------   -----------    -----------       -----------   -----------

         Net cash used in investing activities            (4,528)      (71,181)        (8,950)           (3,458)      (15,274)
                                                     -----------   -----------    -----------       ------------  ------------


              THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE
                       CONSOLIDATED FINANCIAL STATEMENTS.

                           EXCEL SWITCHING CORPORATION

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (in thousands)

                                   (Continued)

                                                                Fiscal Years Ended                  Three Months Ended
                                                      -----------------------------------------    --------------------
                                                      December 28,  December 27,   December 31,    March 28,  March 31,
                                                          1996          1997           1998         1998        1999
                                                                                                        (Unaudited)
CASH FLOWS FROM FINANCING ACTIVITIES:
   Lease program recourse obligation                           -             -              -             -         8,495
   Proceeds from issuance of long-term obligations         1,246           459              -             -             -
   Payments on long-term obligations                        (601)         (674)        (4,611)       (3,229)          (46)
   Proceeds from issuance of preferred stock               7,676         9,955              -             -             -
   Proceeds from issuance of common stock                      4        87,106              -             -             -
   Proceeds from exercise of stock options                     -            20          1,572            70           485
   Issuance of common stock under employee stock
     purchase plan                                             -             -            361             -           214
                                                     -----------   -----------    -----------   -----------   -----------

         Net cash provided by financing activities         8,325        96,866         (2,678)       (3,159)        9,148
                                                     -----------   -----------    -----------   ------------  -----------

EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH
EQUIVALENTS                                                    -           (18)            54            21           (99)

NET INCREASE (DECREASE) IN CASH AND CASH
EQUIVALENTS                                                8,574        46,156          9,378        (1,632)       (5,430)

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD               770         9,343         55,499        55,499        64,877
                                                     -----------   -----------    -----------   -----------   -----------

CASH AND CASH EQUIVALENTS, END OF PERIOD                  $9,344       $55,499        $64,877       $53,867       $59,447
                                                     -----------   -----------    -----------   -----------   -----------
                                                     -----------   -----------    -----------   -----------   -----------
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
   Cash paid during the year for-
     Interest                                               $490          $424           $324           $31          $356
                                                     -----------   -----------    -----------   -----------   -----------
                                                     -----------   -----------    -----------   -----------   -----------
     Taxes                                                $5,951       $13,271         $4,131        $2,545          $612
                                                     -----------   -----------    -----------   -----------   -----------
                                                     -----------   -----------    -----------   -----------   -----------

SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING AND
FINANCING ACTIVITIES:
   Accretion of preferred stock dividends                   $263          $903         $1,518          $379          $404
                                                     -----------   -----------    -----------   -----------   -----------
                                                     -----------   -----------    -----------   -----------   -----------
   Acquisition of property and equipment under
     capital lease obligations                              $489            $-             $-            $-            $-
                                                     -----------   -----------    -----------   -----------   -----------
                                                     -----------   -----------    -----------   -----------   -----------

   During 1998, the Company acquired Quantum Telecom Solutions, Inc. and XNT Systems, Inc., as described in
   Note 2.  These acquisitions are summarized as follows:

     Fair value of assets acquired, excluding cash                                    $18,470
     Cash paid, net of cash acquired                                                   (7,437)
                                                                                  -----------
         Liabilities assumed and promissory notes
            issued                                                                    $11,033
                                                                                  -----------
                                                                                  -----------


              THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE
                       CONSOLIDATED FINANCIAL STATEMENTS.

                           EXCEL SWITCHING CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 1998




(1)    OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES

       Excel Switching Corporation (Excel) is a leading provider of open switching platforms for telecommunications networks worldwide. Excel develops, manufactures, markets and supports a family of open, programmable, carrier-class switches that address the complex enhanced services and wireless and wireline infrastructure needs of network providers. Excel sells to a variety of customers in the worldwide telecommunications market, including applications developers, original equipment manufacturers (OEMs), system integrators and network service providers.

       On May 10, 1999, Excel acquired RAScom, Inc. and subsidiary (RAScom), a company that develops, manufactures, markets and supports a comprehensive line of open system, remote access servers. Excel exchanged 1,021,187 shares of common stock of all the outstanding shares of RAScom common stock, and exchanged options to purchase 78,753 shares of Excel for all the outstanding options of RAScom; 102,122 of the shares issued were placed into escrow as security for indemnification obligations of RAScom relating to representations, warranties and tax matters. This merger has been accounted for as a pooling of interests. Accordingly, the accompanying financial statements have been retroactively restated to reflect the transaction as if Excel and RAScom (the Company) had operated as one entity since inception. The Company has incurred approximately $2.1 million of merger-related costs, which will be included in the consolidated statement of income for the quarter ended June 30, 1999.

       The accompanying consolidated financial statements reflect the application of certain accounting policies, as described below and elsewhere in these notes to consolidated financial statements.

       (a)    PRINCIPLES OF CONSOLIDATION

              These consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All significant intercompany transactions have been eliminated in consolidation.

       (b)    INTERIM FINANCIAL STATEMENTS

              The accompanying consolidated financial statements as of March 31, 1999 and for the three months ended March 28, 1998 and March 31, 1999 are unaudited, but in the opinion of management, include all adjustments, consisting only of normal recurring adjustments necessary for a fair presentation of results for the interim periods. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted with respect to these unaudited financial statements, although the Company believes that the disclosures included are adequate to make the information presented not misleading. Results for the three months ended March 31, 1999 are not necessarily indicative of the results that may be expected for the year ended December 31, 1999.

       (c)    CHANGE IN FISCAL YEAR-END

              During 1998, the Company elected to change its fiscal year-end from the last Saturday in December to December 31 to better synchronize its fiscal periods with the majority of its customers and suppliers. RAScom's fiscal year has always ended on December
              31. In the accompanying consolidated financial statements, 1996 refers to the fiscal year ended December 28, 1996 for Excel and December 31, 1996 for RAScom; 1997 refers to the fiscal year ended December 27, 1997 for Excel and December 31, 1997 for RAScom; and 1998 refers to the fiscal year ended December 31, 1998 for both Excel and RAScom.

       (d)    MANAGEMENT ESTIMATES

              The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes.

              The market for telecommunications equipment in which the Company operates can be characterized as rapidly changing because of several factors including technological advancements, the introduction of new products and services by the Company and its competitors, and the increasing demands placed on equipment in worldwide telecommunications networks. Significant assets and liabilities with reported amounts based on estimates include accounts receivable, inventory, intangible assets and accrued expenses for post sale support costs, warranty costs and sales returns and allowances. While the Company believes its estimates are adequate, actual results could differ from those estimates.

       (e)    REVENUE RECOGNITION

              Revenue is generally recognized when all significant contractual obligations have been satisfied and collection of the resulting receivable is reasonably assured. Revenue from product sales is recognized at time of delivery and acceptance, and after consideration of all the terms and conditions of the customer contract. Revenue from sales-type leases is recognized at the date of shipment, net of reserves for uncollectable amounts. Revenue from operating leases or leases for which the collection of the lease payments is not predicable is recognized ratably over the lease term, and the related equipment is depreciated using the straight-line method over its estimated useful life (see Note 6). Revenue from providing services and post-sale support are recognized at time of performance. The Company provides for anticipated product returns and warranty costs at the time of revenue recognition.

       (f)    SOURCES OF SUPPLY AND THIRD-PARTY MANUFACTURING RELATIONSHIPS

              Certain components used in the manufacture of the Company's products are currently available only from single- or sole-source suppliers. In addition, the Company relies on a limited number of third parties to manufacture certain other components and subassemblies. Shortages resulting from a change in arrangements with these suppliers and manufacturers could cause delays in manufacturing and product shipments and possible deferral or cancellation of customer orders.

       (g)    RESEARCH AND DEVELOPMENT AND SOFTWARE DEVELOPMENT COSTS

              Research and development costs have been charged to operations as incurred. The Company believes its current process for developing software is essentially completed concurrently with the establishment of technological feasibility. Accordingly, no software development costs have been capitalized to date.

       (h)    CONCENTRATIONS OF CREDIT RISK

              Financial instruments that subject the Company to significant concentrations of credit risk consist primarily of cash, cash equivalents, marketable securities and trade accounts receivable. The Company's investments are in financial instruments of high quality. Concentration of credit risk with respect to trade accounts receivable is limited to customers to whom the Company makes significant sales. Two customers accounted for approximately 14% and 12%, respectively, of accounts receivable at December 27, 1997. Another customer accounted for approximately 11% of accounts receivable at December 31, 1998 (see Note 12). To control credit risk, the Company performs regular credit evaluations of its customers' financial condition and maintains allowances for potential credit losses.

       (i)    FAIR VALUE OF FINANCIAL INSTRUMENTS

              The carrying amounts of the Company's cash and cash equivalents, marketable securities, accounts receivable and accounts payable approximate fair value because of the short-term nature of these instruments. Based on the borrowing rates currently available to the Company, the carrying amounts of debt issued during 1998 in connection with acquisitions approximate fair value.

       (j)    EARNINGS PER SHARE

              Basic earnings per share was determined by dividing net income by the weighted average common shares outstanding during the period. Diluted earnings per share was determined by dividing net income by diluted weighted average shares outstanding. Diluted weighted shares outstanding reflects the dilutive effect, if any, of common stock options based on the treasury stock method and Redeemable Convertible Preferred Stock on an as-if-converted basis. The calculations of diluted weighted average shares outstanding exclude 459,800 and 141,600 common stock options in 1997 and 1998, respectively, and 126,400 and 27,700 common stock options for the three months ended March 28, 1998 and March 31, 1999, respectively, as their effect would be antidilutive. There were no antidilutive common stock options in 1996.

              The calculations of basic and diluted weighted average shares outstanding are as follows (in thousands):

                                                                  Fiscal Years                       Three Months
                                                    ------------------------------------          ------------------
                                                        1996          1997          1998          1998          1999
                                                                                                     (Unaudited)
             Basic weighted average common shares
               outstanding                               28,253        28,939        33,406        32,832        34,476

             Weighted average common equivalent
               shares from stock options                  4,607         5,619         6,085         6,329         5,820

             Weighted average common equivalent
               shares from preferred stock                  165           543           822           822           822
                                                    -----------   -----------   -----------   -----------   -----------

             Diluted weighted average shares
               outstanding                               33,025        35,101        40,313        39,983        41,118
                                                    -----------   -----------   -----------   -----------   -----------
                                                    -----------   -----------   -----------   -----------   -----------


       (k)    COMPREHENSIVE INCOME

              Comprehensive income represents the change in equity of a business enterprise resulting from transactions and other events and circumstances from nonowner sources. For fiscal years 1997 and 1998, and for the three months ended March 28, 1998 and March 31, 1999, the only differences between comprehensive income and net income relate to unrealized gains and losses on marketable securities, net of the related tax effect, and foreign currency translation adjustments.

              The following is a rollforward of accumulated comprehensive income to March 31, 1999 (unaudited):

                                                                       Accumulated
                                     Foreign         Unrealized           Other
                                    Currency          Gains On         Comprehensive
                                   Translation      Investments          Income

Beginning balance                            $36             $107              $143
Current-period change                        (99)             (56)             (155)
                                 ---------------  ---------------   ---------------

Ending balance                              $(63)             $51              $(12)
                                 ---------------  ---------------   ---------------
                                 ---------------  ---------------   ---------------


(2)    ACQUISITIONS

       On September 30, 1998 the Company acquired all of the outstanding capital stock of Quantum Telecom Solutions, Inc. (Quantum), a New Jersey based provider of switch-configuration software. The total consideration of $8.9 million consisted of approximately $5.4 million of cash plus the issuance of promissory notes totaling $3.5 million. On September 30, 1998, the Company also acquired all of the outstanding capital stock of XNT Systems, Inc. (XNT), a supplier of intelligent switch control and comprehensive call-processing and control software based in New Hampshire. The total consideration of $8.8 million consisted of cash payments of approximately $2.3 million plus the issuance of promissory notes totaling $4.7 million and the assumption of certain liabilities of XNT totaling approximately $1.8 million.

       These acquisitions were accounted for under the purchase method of accounting, and accordingly, the results of operations from the date of acquisition are included in the Company's consolidated statements of income. The fair market value of assets acquired and liabilities assumed was based on an independent appraisal. The portion of the purchase price allocated to in-process research and development was based on a risk-adjusted cash flow appraisal method and represents projects that had not yet reached technological feasibility and had no alternative future use. This portion of the purchase price was expensed upon consummation of the acquisitions.

       Based on the independent appraisal, the Company has allocated a portion of the purchase price to certain intangible assets. Intangible assets consist of the following at December 31, 1998 (in thousands):

                                        Estimated
                                       Useful Life

        Developed technology                    4 years             $2,190
        Assembled workforce                     5 years                350
        Goodwill                               10 years              7,519
                                                           ---------------

                                                                    10,059

        Less--accumulated amortization                                 357
                                                           ---------------
                                                                    $9,702
                                                           ---------------
                                                           ---------------



       The Company periodically reviews the realizability of its intangible assets and has not recorded any impairment of these assets to date. The following unaudited pro forma summary information presents the combined results of operations of the Company, Quantum and XNT as if the acquisitions had occurred at the beginning of 1997. This unaudited pro forma financial information is presented for informational purposes only and may not be indicative of the results of operations as they would have been if the Company, Quantum and XNT had been a single entity, nor is it necessarily indicative of the results of operations that may be expected in the future. Anticipated efficiencies from the consolidation of the Company, Quantum and XNT and the effects of the acquired in process research and development have been excluded from the amounts presented below (in thousands, except per share data).


                                                   Fiscal Years                   Three Months
                                               1997            1998           1998           1999
                                                                                  (Unaudited)

    Revenues                                $96,370         $132,403         $27,998       $37,340
    Net income                               15,612           21,495           3,410         5,882
    Earnings per share-
       Basic                                  $0.51            $0.60            $.09          $.16
       Diluted                                 0.44             0.53             .09           .14


(3)    CASH, CASH EQUIVALENTS AND MARKETABLE SECURITIES

       Cash equivalents are highly liquid investments with original maturities of three months or less. Marketable securities are highly liquid investment grade securities with original maturities of greater than three months. Investments purchased to be held for indefinite periods of time and not intended at the time of purchase to be held-to-maturity are classified as available-for-sale and reported at fair market value. At December 27, 1997, December 31, 1998 and March 31, 1999, the Company has classified all investments as available-for-sale. The unrealized gain on available-for-sale securities at December 31, 1998 was approximately $107,000, which has been recorded as other comprehensive income in stockholders' equity. During fiscal years 1997 and 1998, and during the three months ended March 28, 1998 and March 31, 1999, the Company realized net gains of $55,000, $3,000, $0 and $0, respectively, using the specific-identification method. No gains were realized during 1996. The Company's investments include time deposits, commercial paper, bankers' acceptances and corporate, state municipality and U.S. government debt and equity securities.

       Cash, cash equivalents and marketable securities consist of the following (in thousands):

                                                                   December 27,     December 31,      March 31,
                                                                      1997             1998              1999
                                                                                                     (Unaudited)

           Cash and cash equivalents-
             Cash                                                        $2,286            $2,532          $13,157
             Money markets                                               16,691            15,189            9,520
             Time deposits                                                1,459                 -                -
             Corporate debt securities                                        -             4,000            2,700
             Commercial paper                                            32,071            38,156           26,570
             State/municipal securities                                       -                 -            2,500
             Bankers' acceptance                                          2,992                 -                -
             Corporate equity securities                                      -             5,000            5,000
                                                                ---------------   ---------------  ---------------

                    Total cash and cash equivalents                     $55,499           $64,877          $59,447
                                                                ---------------   ---------------  ---------------
                                                                ---------------   ---------------  ---------------

           Marketable securities-
             Corporate debt securities                                  $26,935           $23,334          $34,710
             Time deposits                                                2,004                 -                -
             U.S. government and agency debt securities                  31,090               505              503
             Municipality debt securities                                 2,000            27,134            1,548
             Commercial paper                                             4,900             4,606           30,204
                                                                ---------------   ---------------  ---------------

                    Total marketable securities                         $66,929           $55,579          $66,965
                                                                ---------------   ---------------  ---------------
                                                                ---------------   ---------------  ---------------


       The following table summarizes the remaining maturity of the Company's investments in debt securities as of December 31, 1998 (in thousands):


          One year or less                           $46,761
          One to five years                           25,648
          Variable maturity                           25,326
                                             ---------------

                                                     $97,735
                                             ---------------
                                             ---------------


(4)    INVENTORIES

       Inventories are valued at the lower of cost (first-in, first-out) or market. Work-in-process and finished goods consist of materials, labor and manufacturing overhead. Inventories consist of the following (in thousands):


                                                    December 27,      December 31,      March 31,
                                                       1997              1998             1999
                                                                                       (Unaudited)

            Raw materials                        $           708   $         3,373   $         4,966
            Work-in-process                                3,780             2,291             4,528
            Finished goods                                   797             1,136             1,071
                                                 ---------------   ---------------   ---------------

                                                 $         5,285   $         6,800   $        10,565
                                                 ---------------   ---------------   ---------------
                                                 ---------------   ---------------   ---------------


(5)    PROPERTY AND EQUIPMENT

       The Company provides for depreciation and amortization using both straight-line and accelerated methods by charges to operations in amounts that allocate the cost of the assets over their estimated useful lives.

       Property and equipment consists of the following (in thousands):


                                                December 27,      December 31,       March 31,       Estimated Useful
                                                    1997              1998             1999                Lives
                                                                                    (Unaudited)

        Land                                  $           576   $         1,250  $         2,409            N/A
        Test equipment                                  4,561             8,776            9,668         2-5 years
        Office equipment, furniture and
           fixtures                                     4,077             8,045            8,323         2-7 years
        Buildings                                       3,991             7,763            7,414         40 years
        Building improvements                             573               680            1,029        7-40 years
        Assets under capital lease                        489               489              489          3 years
        Construction in progress (Note 13)              1,179             1,037            1,882            N/A
                                              ---------------   ---------------  ---------------

                                                       15,446            28,040           31,214

        Less--Accumulated depreciation and
           amortization                                 4,383             8,287            9,217
                                              ---------------   ---------------  ---------------

                                              $        11,063   $        19,753  $        21,997
                                              ---------------   ---------------  ---------------
                                              ---------------   ---------------  ---------------



(6)    LEASE FINANCING PROGRAM

       In March 1999, the Company entered into an arrangement with a leasing company to enable the Company's customers to finance the purchase of Excel equipment. Under the terms of this arrangement, as amended, the Company has a recourse obligation in the amount of the greater of $1,000,000 or 20% of the aggregate net book value of annual equipment sales financed. In addition, the Company has a 100% recourse obligation for contracts funded for customers with certain credit ratings, as determined by the leasing company.

       During the first quarter of 1999, the Company sold approximately $7.9 million of equipment under this agreement to the leasing company. The leasing company leased this equipment to certain customers. In addition, the Company sold the leasing company an existing receivable of approximately $1.0 million. The Company's recourse obligation at March 31, 1999 is approximately $8.5 million, for which it has recorded a reserve of $8.5 million. Because of the credit ratings of certain of these customers and the related recourse obligations, the Company determined it would record the related $7.5 million of revenue ratably as the lease payments are received for the term of the lease or until such time as collection of the underlying lease payments can be reasonably assured.

(7)    LONG-TERM OBLIGATIONS

       Long-term obligations consist of the following (in thousands):


                                                      December 27,     December 31,      March 31,
                                                         1997             1998              1999
                                                                                        (Unaudited)

      Promissory notes payable--XNT                         $    -            $4,702           $4,702
      Promissory notes payable--Quantum                          -             3,456            3,456
      Mortgage and Security Agreement                        2,386                 -                -
      Capital lease obligation--Building                       926                 -                -
      Real Estate Promissory Note                              460                 -                -
      Promissory note payable to a bank                        670                 -                -
      Other                                                    277               108               62
                                                   ---------------   ---------------  ---------------

                                                             4,719             8,266            8,220

      Less--Current maturities                               4,412             3,408            4,262
                                                   ---------------   ---------------  ---------------

                                                            $  307            $4,858           $3,958
                                                   ---------------   ---------------  ---------------
                                                   ---------------   ---------------  ---------------



       In connection with the 1998 acquisition of XNT (see Note 2), the Company issued promissory notes in the amount of $4.7 million. Interest at a rate of 10% per annum is payable annually in arrears. The notes mature as follows: $1.5 million in September 1999 and $1.6 million each in September 2000 and 2001. Upon the occurrence of certain events, as defined, the maturity of principal amounts outstanding under the notes may be accelerated or decelerated.

       In connection with the 1998 acquisition of Quantum (see Note 2), the Company issued promissory notes in the amount of $3.5 million. Interest at a rate of 10% per annum is payable quarterly in arrears. The notes mature as follows: $1.8 million in September 1999, $900,000 in March 2000 and $756,000 in September 2000. Upon the occurrence of certain events, as defined, the maturity of principal amounts outstanding under the notes may be accelerated or decelerated.

       In 1995, the Company entered into a building capital lease obligation that included a purchase option exercisable beginning in August 1998 for $875,000. During 1998, the Company exercised this option.

       In January 1998, the Company repaid all outstanding obligations under the Mortgage and Security Agreement, promissory note payable and the Real Estate Promissory Note. Accordingly, all outstanding balances as of December 27, 1997 have been reflected as current liabilities in the accompanying December 27, 1997 consolidated balance sheet.

       Future maturities of the remaining long-term obligations as of December 31, 1998 are as follows (in thousands):


            1999                                             $3,408
            2000                                              3,257
            2001                                              1,601
                                                    ---------------
                                                             $8,266
                                                    ---------------
                                                    ---------------



(8)    LINE-OF-CREDIT ARRANGEMENT

       The Company has an unsecured line-of-credit arrangement with a bank to provide up to $15.0 million in financing. Borrowings under this line bear interest at either the bank's base rate (7.75% at December 31, 1998) or the Eurodollar rate (5.07% at December 31, 1998) plus 1.75%. The Company is required to maintain certain restrictive covenants under this agreement. This agreement expires September 30, 1999. There have been no borrowings outstanding under this agreement since the fiscal year ended 1996.

(9)    INCOME TAXES

       Deferred tax assets or liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities, as measured by the enacted tax rates expected to be in effect when the differences reverse. The provision for income tax is based on pretax financial income.

       The components of the provision for income taxes are as follows (in thousands):

                                                                Fiscal Year
                                           -----------------------------------------------
                                                 1996             1997              1998

      Current-

         Federal                                    $6,731          $ 11,249          $15,397
         State                                       1,971             2,274            3,370
                                           ---------------   ---------------  ---------------

                                                     8,702            13,523           18,767
                                           ---------------   ---------------  ---------------

      Deferred (prepaid)-
         Federal                                    (4,112)           (3,788)          (6,059)
         State                                        (513)             (310)          (1,494)
                                           ---------------   ---------------  ---------------

                                                    (4,625)           (4,098)          (7,553)
                                           ---------------   ---------------  ---------------

               Total provision                      $4,077            $9,425          $11,214
                                           ---------------   ---------------  ---------------
                                           ---------------   ---------------  ---------------

                                      F-16

       A reconciliation of the federal statutory rate to the Company's effective tax rate is as follows:

                                                                               Fiscal Year Ended
                                                                  ----------------------------------------
                                                                  1996              1997              1998

      Income tax provision at federal statutory rate               34 %            35 %              35 %
      Increase (decrease) in tax resulting from-
         State tax provision, net of federal benefit                6               5                 3
         Research and development tax credits                       -              (2)               (3)
         Nondeductible acquired in-process research and
           development                                              -               -                 4
         Other                                                      -               1                 3
                                                             --------         -------           -------
               Effective tax rate                                  40 %            39 %              42 %
                                                             --------         -------           -------
                                                             --------         -------           -------


       The approximate income tax effect of each type of temporary difference composing the net deferred tax asset at December 27, 1997 and December 31, 1998 is as follows (in thousands):

                                                               December 27,      December 31,
                                                                   1997              1998

      Difference in inventory accounting method              $          (778)  $          (512)
      Nondeductible reserves                                           4,035             4,268
      Nondeductible accruals                                           2,401             3,372
      Depreciation and amortization                                        -             1,392
      Credit carryforwards                                               126               995
      Net operating loss carryforwards                                 3,319             6,526
      Other temporary differences                                        (36)              135
                                                             ---------------   ---------------
               Net deferred tax asset                        $         9,067   $        16,176
                                                             ---------------   ---------------
                                                             ---------------   ---------------


       At December 31, 1998, the Company had net operating loss carryforwards for federal and state income tax purposes of approximately $17,034,000. The net operating loss carryforwards expire through 2018 and are subject to review and possible adjustment by the Internal Revenue Service (IRS). The Tax Reform Act of 1986 contains provisions that may limit the net operating loss carryforwards available to be used in any given year in the event of significant changes in ownership interest, as defined.

(10)   STOCKHOLDERS' EQUITY

       (a)    COMMON STOCK

              The Company has authorized 100,000,000 shares of common stock, par value of $.01 per share. At December 31, 1998, there were 13,155,674 shares of common stock reserved for future issuance under the Company's stock plans.

              In November 1997, the Company completed an initial public offering of 4,500,000 shares of common stock at a per share price of $21. The Company received proceeds of approximately $87.1 million, net of underwriting discounts and commissions and offering expenses of approximately $7.4 million.

       (b)    PREFERRED STOCK

              The Company has 10,000,000 shares of $.01 par value preferred stock authorized. The Board of Directors has the authority to issue such shares in one or more series and to fix the relative rights and preferences without further vote or action by the stockholders. Currently, the Board of Directors has no plans to issue any shares of preferred stock.

       (c)    REDEEMABLE CONVERTIBLE PREFERRED STOCK

              Prior to the merger between the two companies, RAScom had 10,696,402 shares of redeemable convertible preferred stock authorized and outstanding, of which 2,892,744 shares were designated Series A Redeemable Convertible Preferred Stock (Series
              A), 2,847,543 shares were designated Series B Redeemable Convertible Preferred Stock (Series B) and 4,956,115 shares were designated Series C Redeemable Convertible Preferred Stock (Series
              C). The Series A, B and C preferred stock are entitled to certain rights and preferences, including voting, cumulative dividends, liquidation, redemption and conversion, as defined in the Amended and Restated Articles of Incorporation of RAScom. Upon approval of the merger on May 10, 1999, all outstanding shares of redeemable convertible preferred stock plus cumulative dividends were converted to approximately 822,000 shares of Excel common stock.

(11)   STOCK OPTION PLANS

       Stock options are generally exercisable within 10 years of the original date of grant and vest over a period of up to five years from the date of grant. In some instances, options have been granted at exercise prices below the fair market value on the date of grant. The difference, if any, between the fair market value of shares of the Company's common stock and the exercise price of the option is recognized as compensation expense over the vesting term. During fiscal years 1996, 1997 and 1998, and during the three months ended March 28, 1998 and March 31, 1999, the Company recognized net compensation expense of approximately $60,000, $125,000, $189,000, $39,000 and $97,000, respectively.

       The Company has the following stock option and stock purchase plans:

       (a)    STOCK OPTION PROGRAM

              The Company has granted nonqualified stock options to purchase shares of its common stock at exercise prices generally determined to be at fair market value by the Company's Board of Directors on the date of grant. In November 1997, this program was terminated. There are 9,472,545 options outstanding under this program as of December 31, 1998.

       (b)    1997 STOCK OPTION PLAN

              Under the terms of the 1997 Stock Option Plan (1997 Plan), incentive and nonqualified stock options may be granted to employees consultants and directors to purchase an aggregate of 5,000,000 shares of common stock. During 1998, the Company granted 1,567,200 options under the 1997 Plan, of which 1,557,800 options were outstanding at December 31, 1998.

       (c)    DIRECTOR OPTION PLAN

              The Company's Non-Employee Director Stock Option Plan (Director Option Plan) provides for the grant of options to purchase an aggregate 225,000 shares of common stock to nonemployee directors of the Company. Each such director will be granted an option to purchase 30,000 shares upon election to the Board of Directors. In addition, each such director will be automatically granted an option to purchase 15,000 shares in each of the two years following the date such person becomes a director. These options will vest 1/3 on grant date, 1/3 one year from grant date and 1/3 two years from grant date. The Plan was amended in May 1999 to terminate the initial grant of options to purchase 30,000 shares and the grant of 15,000 additional shares at each of the next two anniversary dates. Commencing January 1, 2000, each nonemployee director will be automatically granted fully vested options to purchase 1,250 shares of common stock once each quarter provided that the director has been a member of the Board for at least one year. During 1997 and 1998, the Company granted a total of 120,000 options under the Director Option Plan, of which 100,000 options were outstanding at December 31, 1998.

       (d)    1996 RASCOM STOCK OPTION PLAN

              In connection with the merger of RAScom and Excel, the Company adopted RAScom's 1996 Stock Option Plan. Under the terms of the Company's 1996 Stock Option Plan (1996 Plan), incentive stock options were granted to employees of RAScom, Inc. During 1997 and 1998 and the three month ended March 31, 1999, the Company granted 45,159, 47,250 and 39,920 options, respectively, of which 90,203 options were outstanding as of December 31, 1998. The Company does not intend to issue additional grants under this Plan.

       (e)    STOCK OPTION ACTIVITY

              Stock option activity under all option plans for the three years in the period ended December 31, 1998 and for the three months ended March 31, 1999 is as follows:

                                                                                    Weighted
                                                                  Number of         Average
                                                                   Shares        Exercise Price

            Outstanding, December 31, 1995                           7,890,840           $0.084
               Granted                                               2,042,659            4.211
               Forfeited                                               (33,025)           0.508
                                                               ---------------

            Outstanding, December 28, 1996                           9,900,474            0.934
               Granted                                               1,621,350            9.313
               Exercised                                               (10,098)           1.951
               Forfeited                                              (131,239)           3.987
                                                               ---------------

            Outstanding, December 27, 1997                          11,380,487            2.093
               Granted                                               1,637,120           19.470
               Exercised                                            (1,420,372)           1.107
               Forfeited                                              (376,690)           8.270
                                                               ---------------

            Outstanding, December 31, 1998                          11,220,545            4.544
               Granted                                                  84,295           23.392
               Exercised                                              (437,400)           1.110
               Forfeited                                               (90,799)          10.386
                                                               ---------------
            Outstanding, March 31, 1999 (unaudited)                 10,776,641           $4.786
                                                               ---------------  ---------------
                                                               ---------------  ---------------


              The following table summarizes information about stock options outstanding at December 31, 1998:

                                                                       Weighted
                                                                       Average                           Weighted
                                                                       Remaining                         Average
                                                       Number         Contractual          Number        Exercise
                 Range of Exercise Prices           Outstanding          Life           Exercisable       Price

                 $  0.002  -  $0.002                   4,814,005          5.2              4,814,005    $   0.002
                    0.167  -   0.167                     562,770          5.9                471,570        0.167
                    0.333  -   0.333                   1,201,250          6.7                795,050        0.333
                    1.000  -   2.340                     333,085          7.5                124,279        2.326
                    4.500  -   6.000                   1,984,177          7.8                416,267        4.978
                    6.706  -  10.500                     387,798          8.4                 61,647        7.351
                   11.500  -  17.250                     314,760          8.8                 55,980       14.192
                   18.000  -  27.000                   1,598,000          9.7                 54,440       20.986
                   38.000  -  38.000                      24,700         10.0                      -            -
                                                 ---------------                     ---------------
                                                      11,220,545                           6,793,238    $   0.752
                                                 ---------------                     ---------------    ---------
                                                 ---------------                     ---------------    ---------
            Exercisable, December 27, 1997                                                 7,189,808    $   0.310
                                                                                     ---------------    ---------
                                                                                     ---------------    ---------
            Exercisable, December 28, 1996                                                 6,356,940    $   0.046
                                                                                     ---------------    ---------
                                                                                     ---------------    ---------


       (f)    FAIR VALUE OF STOCK OPTIONS

              Statement of Financial Accounting Standards (SFAS) No. 123, ACCOUNTING FOR STOCK-BASED COMPENSATION, requires the measurement of the fair value of stock options to be included in the statement of income or disclosed in the notes to financial statements. The Company has determined that it will continue to account for stock-based compensation for employees under Accounting Principles Board Opinion No. 25, ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES, and elect the disclosure-only alternative under SFAS No. 123.

              Had compensation cost for the Company's option plans been determined based on the fair value at the grant dates, as prescribed in SFAS No. 123, the Company's net income would have been as follows:

                                                 1996             1997            1998

      Net income (in thousands)-
           As reported                         $6,090            $14,734        $15,174
           Pro forma                            5,635             12,802         12,588

      Diluted earnings per share-
           As reported                           $.18               $.42           $.38
           Pro forma                              .17                .36            .31


              The fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model with the following assumptions used for grants during the applicable period:

                                                 1996             1997              1998

      Dividend yield                              -                 -                -

      Volatility                                56.6%             56.6%            70.5%

      Risk-free interest rate                 5.9%-6.8%         5.0%-6.6%        4.5%-5.6%

      Expected option term                    7.5 years         5.0 years        5.0 years

      Weighted average fair value per
        share of options granted                $ 5.53            $ 5.17           $12.41


       (g)    1998 EMPLOYEE STOCK PURCHASE PLAN

              The 1997 Employee Stock Purchase Plan provides for the sale of up to 400,000 shares of common stock to participating employees semiannually. The purchase price is equal to 85% of the fair market value at either the beginning or the end of the semiannual period, as defined. During 1998, 20,238 shares of common stock were issued under this plan.

(12)   SEGMENT AND ENTERPRISE-WIDE REPORTING

       The Company currently operates in one operating segment as a provider of programmable switches. This segment derives its revenues from the sale and support of a family of open, programmable, carrier-class switches that address the complex enhanced services and wireless and wireline infrastructure needs of network providers.

       The Company derives substantially all of its revenue from the sale and support of one group of similar products and services. Substantially all of the Company's assets are located within the United States. During fiscal years 1996, 1997 and 1998 and during the three months ended March 28, 1998 and March 31, 1999, the Company derived its revenues from the following geographic regions (in thousands):

                                                           Fiscal Years                             Three Months Ended
                                        --------------------------------------------------
                                              1996             1997              1998             1998              1999
                                                                                                        (Unaudited)

        United States                           $60,423           $84,420         $114,870           $24,981          $25,809
        Other                                     1,842             7,203           14,469             2,124           11,531
                                        ---------------   ---------------  ---------------   ---------------  ---------------

                                                $62,265           $91,623         $129,339           $27,105          $37,340
                                        ---------------   ---------------  ---------------   ---------------  ---------------
                                        ---------------   ---------------  ---------------   ---------------  ---------------


       During fiscal years 1996, 1997 and 1998 and during the three months ended March 28, 1998 and March 31, 1999, the Company derived a portion of its revenues from sales to single customers that exceeded 10% of total revenues, as follows:


                                                            Fiscal Years                            Three Months Ended
                                         --------------------------------------------
                                              1996              1997             1998              1998             1999
                                                                                                        (UNAUDITED)

        Significant customer A                   *               10%               19%              21%                *
        Significant customer B                  37%              25%                *                *                 *


        *Revenue derived from this customer was less than 10% of the Company's total revenue during the period.

(13)   COMMITMENTS

       (a)    LEASE OBLIGATION

              The Company leases certain equipment and office facilities under noncancelable operating leases, which expire at various dates through November 2001. Future minimum lease payments required under these leases at December 31, 1998 are approximately as follows (in thousands):


              Fiscal Year                           Amount

             1999                                   $1,504
             2000                                      866
             2001                                      687
             2002                                      321
                                                   -------

                                                    $3,378
                                                  -------
                                                  -------


              Total rent expense under these agreements for fiscal years 1996, 1997 and 1998 was approximately $1.1 million, $1.4 million and $1.4 million, respectively.

              During 1998, the Company began construction of a $7.0 million building addition. As of December 31, 1998, the Company had incurred approximately $1.0 million of land acquisition and construction costs related to this building addition.

       (b)    PURCHASE COMMITMENTS

              In the normal course of business, the Company routinely enters into purchase commitments for the purchase of inventory. During the quarter ended March 31, 1999, the Company identified a purchase commitment in excess of the anticipated inventory usage and recorded a charge of approximately $650,000 against cost of sales.

(14)   EMPLOYEE BENEFIT PLAN

       The Company has a qualified 401(k) retirement savings plan covering all employees. Under this plan, participants may elect to defer a portion of their compensation, subject to certain limitations. In addition, the Company, at the discretion of the Board of Directors, may make profit sharing contributions into the plan. For fiscal years 1996, 1997 and 1998, the Company made contributions of approximately $534,000, $898,000 and $1,180,000, respectively.

(15)   ACCRUED EXPENSES

       Accrued expenses consist of the following (in thousands):


                                                            December 27,        December 31,       March 31,
                                                               1997                1998              1999
                                                                                                  (Unaudited)

      Accrued sales returns and allowances                      $ 4,846              $ 4,821            $ 4,601
      Accrued payroll and benefits                                2,637                7,479              5,532
      Accrued post-sales support and warranty                     1,938                2,925              2,598
      Accrued marketing                                           1,215                  743              1,060
      Accrued purchase commitments                                    -                    -                650
      Accrued professional fees                                     796                1,006                591
      Accrued other                                               1,326                3,161              2,369
                                                        ---------------      ---------------    ---------------

                                                                $12,758              $20,135           $ 17,401
                                                        ---------------      ---------------    ---------------
                                                        ---------------      ---------------    ---------------


(16)     SUBSEQUENT EVENTS

         (a)  MERGER AGREEMENT WITH LUCENT TECHNOLOGIES, INC.

              On August 17, 1999, the Company entered into an agreement with Lucent Technologies, Inc ("Lucent") whereby the Company is to be acquired by Lucent. Under the terms of the merger agreement, each share of Excel will be converted into .558 shares of Lucent.
              This transaction would value each share of Excel common stock at approximately $37.

              It is anticipated that this merger will be accounted for as a pooling of interests and be completed during the fourth quarter. The merger is subject to the approval of the Company's shareholders, the effectiveness of Securities and Exchange Commission filings, Hart-Scott-Rodino antitrust regulatory clearance and other customary conditions. The Company expects to incur a charge for one-time merger related expenses of approximately $9.5 million during the period in which the merger is completed.

         (b)  RECENT ACQUISITION

              In July 1999, the Company completed the acquisition of certain technology and assets. This technology included host-computer based software applications for the Excel programmable switching platforms. Consideration included cash payments of approximately $4.0 million, the issuance of promissory notes totaling approximately $7.4 million and the assumption of certain liabilities. Such notes bear interest of 8% per annum and are payable at various dates through January 2001. The Company will account for this acquisition as a purchase transaction and, accordingly, will allocate the purchase price to the fair value of assets acquired and liabilities assumed. Principal assets acquired include contract rights, property and equipment, existing technology and in-process research and development for which the Company will record a one-time charge in the third quarter. The Company is in the process of completing a valuation of the assets acquired in this transaction for purposes of purchase accounting with the assistance of an independent valuation consultant.